UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Clearwire Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Class A Common Stock, par value $0.0001 per share, of Clearwire Corporation
(2)

Aggregate number of securities to which transaction applies:

(A) 668,248,967 shares of Class A Common Stock outstanding and not beneficially owned by Sprint Nextel Corporation, SoftBank Corp. or any of their respective affiliates, (B) 65,644,812 shares of Class B Common Stock and Class B Common Units of Clearwire Communications, LLC outstanding and not beneficially owned by Sprint Nextel Corporation, SoftBank Corp. or any of their respective affiliates, which can be exchanged into 65,644,812 shares of Class A Common Stock, (C) 30,840,354 restricted stock units outstanding or reserved for issuance pursuant to awards made under the Company’s 2012 Performance Long-Term Incentive Plan and (D) 2,000,000 shares of Class A Common Stock issuable upon exercise of outstanding warrants with an exercise price of less than $5.00.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was calculated as the sum of (A) 668,248,967 shares of Class A Common Stock outstanding and not beneficially owned by Sprint Nextel Corporation, SoftBank Corp. or any of their respective affiliates, multiplied by $5.00 per share, (B) 65,644,812 shares of Class B Common Stock and Class B Common Units of Clearwire Communications, LLC outstanding and not beneficially owned by Sprint Nextel Corporation, SoftBank Corp. or any of their respective affiliates, which can be exchanged into 65,644,812 shares of Class A Common Stock, multiplied by $5.00 per share, (C) 30,840,354 restricted stock units outstanding or reserved for issuance pursuant to awards made under the Company’s 2012 Performance Long-Term Incentive Plan, multiplied by $5.00 per share and (D) 2,000,000 shares of Class A Common Stock issuable upon exercise of outstanding warrants with an exercise price of less than $5.00, multiplied by $3.25 per share (which is the excess of $3.40 over the weighted average exercise price of such warrants)

	(4)	Proposed maximum aggregate value of transaction: $3,830,170,665.00
	(5)	Total fee paid: $522,435.28*
	*	Includes $522,435.28 fee paid previously.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

INTRODUCTION

This supplement dated July 3, 2013 to the proxy statement dated April 23, 2013, which we refer to as this proxy statement supplement, is being provided to you in order to update disclosure with respect to the proxy statement and proxy statement supplements dated May 22, 2013, May 28, 2013, May 30, 2013, June 13, 2013 and June 25, 2013 which we refer to in this proxy statement supplement collectively as the prior proxy statement supplements. Clearwire Corporation urges you to carefully read the proxy statement supplement and the proxy statement and the prior proxy statement supplements in their entirety, including the annexes and information incorporated by reference therein.

SUPPLEMENT TO PROXY STATEMENT

The following information supplements the information in the specified sections of the proxy statement.

VOTING AND SALE AGREEMENTS

The following information supplements the information under the heading “Voting and Sale Agreements” beginning on page S-47 of the prior proxy statement supplement dated June 25, 2013.

On July 2, 2013, Sprint, Starburst II (for limited purposes) and Clearwire (for limited purposes) entered into a Voting and Sale Agreement, which we refer to as the Crest Voting and Sale Agreement, with Crest Financial Limited, DTN LNG, LLC, DTN Investments, LLC, Mr. John M. Howland, Mr. Eric, E. Stoerr, the Halim Daniel 2012 Trust, Mr. Halim Daniel and Uniteg Holding SA, which we refer to, collectively, as the Crest Voting Parties, and, for limited purposes, Crest Investment Company, the Jamal and Rania Daniel Revocable Trust, Mr. Jamal Daniel, Mrs. Rania Daniel, the Daria Daniel 2003 Trust, the Thalia Daniel 2003 Trust, the Naia Daniel 2003 Trust, Mr. Michael Wheaton, solely in his capacity as trustee of the Halim Daniel 2012 Trust and Crest Switzerland LLC, which we refer to, collectively, as the 13D Parties. The terms of the Crest Voting and Sale Agreement were substantially similar to the terms of the Voting and Sale Agreements entered into with the Voting and Sale Agreement Parties. In addition, Sprint agreed to reimburse the Crest stockholders for documented costs and expenses incurred in connection with Crest’s proxy solicitation up to an amount equal to $2.5 million in the aggregate.

Pursuant to the terms of the Crest Voting and Sale Agreement, Sprint, Clearwire and Starburst II, subject to certain exceptions, agreed to fully release and not sue, the Crest stockholders, the 13D Parties and certain other released persons from any and all claims arising out of or related to the Merger or the Merger Agreement and the Note Purchase Agreement and the transactions contemplated thereby or the matters referenced in the complaints or other pleadings filed in the Court of Chancery of the State of Delaware in the class action styled Crest Financial Ltd. v. Sprint Nextel Corp. et al., C.A. 8099-CS , which we refer to as the Delaware Litigation. In addition, the Crest stockholders and the 13D Parties, subject to certain exceptions, agreed to fully release and not sue, Sprint, Clearwire, Starburst II and certain other Company released persons from any and all claims arising out of or related to the Merger or the Merger Agreement and the Note Purchase Agreement and the transactions contemplated thereby or the matters referenced in the complaints or other pleadings filed in the Court of Chancery of the State of Delaware in the Delaware Litigation.

According to the Crest Voting and Sale Agreement, the Crest Voting Parties and the 13D Parties own, in the aggregate, 57,653,419 shares of Class A Common Stock (or approximately 3.9%) of Clearwire’s voting common stock.

In connection with the Crest Voting and Sale Agreement, Crest Financial Limited has withdrawn its proxy solicitation in opposition of the Merger. In a proxy supplement filed July 3, 2013, Crest Financial Limited urged Clearwire stockholders to vote in favor of the Merger Agreement Proposal and the other proposals to be considered at the Special Meeting.

WAIVER AND AMENDMENT AGREEMENT

The following information is added to the proxy statement.

On July 2, 2013, the Comcast Affiliates and BHN Spectrum entered into that certain Waiver and Amendment Agreement with Sprint, Sprint Holdco and SN UHC 1 providing that (i) the Comcast Affiliates and BHN Spectrum waive certain provisions of the standstill obligations under the Equityholders’ Agreement and (ii) the Agreement Regarding Right of First Offer be amended to provide that the terms of a sale to Sprint Holdco by the Comcast Affiliates and BHN Spectrum in the case of a termination of the Merger Agreement be substantially similar to the terms provided in the Voting and Sale Agreements.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement supplement, and the documents to which we refer you in this proxy statement supplement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute forward-looking statements. Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used herein or in other written or oral information conveyed by or on behalf of the Company, are intended to identify forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such forward-looking statements are not guarantees of future events. Actual results may differ, even materially, from those contemplated by the forward-looking statements. Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or referred to herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the heading “Risk Factors” and that is otherwise disclosed in our annual report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 14, 2013 and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2013, filed with the SEC on April 26, 2013. See “Where You Can Find More Information.”

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except as required by law, we undertake no obligation to update any of these forward-looking statements.

WHERE CAN YOU FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement supplement, by going to the “Investor Relations” page of our corporate website at www.clearwire.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement supplement, and therefore is not incorporated herein by reference.

Any person, including any beneficial owner, to whom this proxy statement supplement is delivered may request copies of this proxy statement supplement or other information concerning us, without charge, by written or telephonic request directed to Clearwire Corporation, Attn: Investor Relations, 1475 120th Avenue Northeast, Bellevue, Washington 98005, Telephone (425) 505-6494; or from our proxy solicitor, MacKenzie toll-free at (800) 322-2885, or collect at (212) 929-5500; or from the SEC through the SEC website at the address provided above.

Because the Merger is a “going private” transaction, the Company and Sprint have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

THIS PROXY STATEMENT SUPPLEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT SUPPLEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT SUPPLEMENT. THIS PROXY STATEMENT SUPPLEMENT IS DATED JULY 3, 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE PROVISION OF THIS PROXY STATEMENT SUPPLEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

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